UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIGITAL ANGEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IMPORTANT REMINDER TO STOCKHOLDERS
MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT
October 31, 2007
Dear Stockholder:
Proxy Material for the special and annual meeting of stockholders of Digital Angel Corporation (the “Company” or “Digital Angel”) was sent to you recently. According to our records, your proxy for this meeting, which will be held on Tuesday, November 27, 2007, has not been received.
Digital Angel’s Board of Directors, based on the recommendation of the special committee of independent directors of the Company, unanimously recommend the merger with Applied Digital Solutions, Inc. and believe that the combination of the two companies is advisable and in the best interest of stockholders.
Your Board recommends that stockholders vote:
•	‘FOR’ the approval and adoption of the Agreement and Plan of Reorganization;

•	‘FOR’ each of the five nominees for the election of directors;

•
‘FOR’ the approval and adoption of an amendment to the Company’s restated certificate of incorporation to remove the requirement that holders of 66 2/3 % of the issued and outstanding shares of common stock approve the issuance of common stock for non-cash consideration or for less than fair market value; and

•
if submitted to a vote of stockholders, ‘FOR’ an adjournment or postponement of the special and annual meeting if there are not sufficient votes to approve and adopt the Agreement and Plan of Reorganization by a majority of those shares not held by Applied Digital Solutions, Inc. and its affiliates .

Regardless of the number of shares you own, it is important that they are represented and voted at the special meeting. ACCORDINGLY, PLEASE TAKE A MOMENT NOW TO VOTE BY ANY OF THE THREE METHODS IDENTIFIED BELOW:
1.	Vote by telephone: Call 1-800-690-6903. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

2.	Vote by Internet: Go to www.proxyvote.com. Have your 12-digit control number listed on your Voting Instruction Form available and follow the simple instructions.

3.	Vote by Mail: Vote, sign, date and mail the enclosed proxy in the postage-paid envelope included for your convenience.
YOUR VOTE IS IMPORTANT. THE DEADLINE TO SUBMIT YOUR VOTING INSTRUCTIONS OVER THE TELEPHONE OR THROUGH THE INTERNET IS 11:59 P.M., EASTERN TIME, ON NOVEMBER 26, 2007.
Thank you for your response.
Sincerely,

Scott R. Silverman
Chairman of the Board of Directors